Exhibit 99.1

VERSES® Announces Consolidation of Class A Subordinate Voting Shares

OTCQB ticker symbol to change to VRSSD

VANCOUVER, British Columbia, June 20, 2025 — VERSES AI Inc. (CBOE: VERS) (OTCQB: VRSSD) (“VERSES’’ or the “Company”), a cognitive computing company specializing in next-generation agentic software systems, announces the Company is consolidating all of its issued and outstanding Class A Subordinate Voting Shares (the “Subordinate Voting Shares”) on the basis of one (1) post-consolidated Subordinate Voting Share for every three (3) pre-consolidated Subordinate Voting Shares held (the “Consolidation”). The Company’s stock symbol will change to VRSSD following the Consolidation.

The Company’s board of directors approved the Consolidation on June 10, 2025. Trading of the Subordinate Voting Shares on a post-Consolidation basis on Cboe Canada Inc. (“Cboe”) is expected to commence on or about June 23, 2025. The new CUSIP number for the Subordinate Voting Shares will be 92539Q604 and the new ISIN number will be CA92539Q6040.

As of the date hereof, the Company currently has 26,239,469 Subordinate Voting Shares issued and outstanding. The Consolidation will reduce the number of outstanding Subordinate Voting Shares to approximately 8,746,490 Subordinate Voting Shares issued and outstanding.

Holders of physical share certificates of the Company are required to complete and return a letter of transmittal to the Company’s transfer agent, Endeavor Trust Corporation, in order to receive their post-Consolidation Subordinate Voting Shares. Please visit www.endeavortrust.com for guidance on the process for returning your pre-consolidation share certificates and receiving your post-Consolidation Subordinate Voting Shares. Shareholders whose shares are represented by a direct registration system statement will automatically receive their post-Consolidation Subordinate Voting Shares without any further action. Shareholders who hold their shares through an intermediary are encouraged to contact their intermediaries if they have any questions.

No fractional Subordinate Voting Shares will be issued under the Consolidation as fractional Subordinate Voting Shares will be rounded either up or down to the nearest whole number of Subordinate Voting Shares. The exercise price and number of Subordinate Voting Shares issuable pursuant to the exercise of any outstanding convertible securities, including incentive stock options and warrants, will also be adjusted in accordance with the Consolidation ratio.

About VERSES

VERSES® is a cognitive computing company building next-generation intelligent software systems modeled after the wisdom and genius of Nature. Designed around first principles found in science, physics and biology, our flagship product, Genius,™ is an agentic enterprise intelligence platform designed to generate reliable domain-specific predictions and decisions under uncertainty. Imagine a Smarter World that elevates human potential through technology inspired by Nature. Learn more at verses.ai, LinkedIn and X.

On behalf of the Company

Gabriel René, Founder & CEO, VERSES AI Inc.

Press Inquiries: press@verses.ai

Investor Relations Inquiries

James Christodoulou, Chief Financial Officer

IR@verses.ai, +1(212)970-8889

Cautionary Note Regarding Forward-Looking Statements

This news release contains statements which constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the Company with respect to future business activities and plans of the Company. Forward-looking information and forward-looking statements are often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions. More particularly and without limitation, this news release contains forward–looking statements and information relating to the expectation that the Company will complete the Consolidation; the effective date of the Consolidation; the number of Subordinate Voting Shares outstanding following the Consolidation; the treatment of fractional shares in the Consolidation; and other statements that are not historical facts.

The forward–looking statements and information are based on certain key expectations and assumptions made by the management of the Company. As a result, there can be no assurance that such plans will be completed as proposed or at all. Such forward-looking statements are based on a number of assumptions of management, including, without limitation, that the Company will complete the Consolidation; that the Company will receive the necessary approvals to complete the Consolidation; that the number of Subordinate Voting Shares outstanding following the Consolidation will be consistent with the number set out herein; and that the treatment of fractional shares will align with management’s current expectations. Although management of the Company believes that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward–looking statements and information since no assurance can be given that they will prove to be correct.

Forward-looking statements and information are provided for the purpose of providing information about the current expectations and plans of management of the Company relating to the future. Readers are cautioned that reliance on such statements and information may not be appropriate for other purposes, such as making investment decisions. Since forward– looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, the Company’s ability to complete the Consolidation on the effective date, or at all; the number of post-Consolidation Subordinate Voting Shares may be different from the number set out herein and other risks detailed from time to time in the filings made by the Company in accordance with securities regulations. Accordingly, readers should not place undue reliance on the forward–looking statements and information contained in this news release. Readers are cautioned that the foregoing list of factors is not exhaustive.

The forward–looking statements and information contained in this news release are made as of the date hereof and no undertaking is given to update publicly or revise any forward–looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.